Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of Highlands Bankshares, Inc. of our report dated April 2, 2018, related to the consolidated balance sheets of Highlands Bankshares, Inc. and Subsidiary as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2017.

/s/ Brown, Edwards & Company, L.L.P

CERTIFIED PUBLIC ACCOUNTANTS

Blacksburg, Virginia

June 20, 2018